CHINA VOIP & DIGITAL TELECOM INC.
11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd,
High-tech Industrial Development Zone, Jinan,China 250101

CONSENT SOLICITATION STATEMENT

Dear Stockholders:

The board of directors of China VoIP & Digital Telecom, Inc. (“we,” “us”, “our,” or “our company”) is soliciting your consent on behalf of our company to proposals which have been approved by our board of directors subject to stockholder approval.  As discussed in more detail in this consent solicitation statement, we are asking our stockholders to approve:

1.	An amendment to the Company’s articles of incorporation changing the name of the Company to China Intelligence Information Systems Inc.;
2.	The nomination of 7 directors to our Board of Directors, who will each serve until our next Annual Meeting of Shareholders or until their successors has been elected and qualified;
3.
The adoption of the Amended and Restated Articles of Incorporation (“Restated Articles”) to increase the number of authorized shares of common stock from seventy-five million (75,000,000) shares to two hundred and fifty million (250,000,000) shares;

4.	The ratification of the appointment of Kabani & Company Inc. Certified Public Accountants as our independent registered public accounting firm for the fiscal year ended December 31, 2010.

We are soliciting your approval of these proposals by written consent in lieu of a meeting of stockholders because our board of directors believes that it is in the best interests of our company and our stockholders to solicit such approval in the most cost effective manner.  A form of written consent is enclosed for your use.

We intend to mail this consent solicitation statement and accompanying form of written consent on or about May22, 2010.  Our board of directors has fixed a record date of April 19, 2010 (the “Record Date”) for determination of our stockholders entitled to give written consent.

The written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date is required to approve the proposals.

Your consent is important regardless of the number of shares of stock you hold.  Although our board of directors has approved the proposals, the Proposals require the approval by the vote of stockholders holding a majority of the voting power of our outstanding common stock as of the Record Date.

Our board of directors unanimously recommends that you consent to the Proposals.  We will be authorized to effect the actions described in the Proposals when we have received consents from stockholders representing a majority of the voting power of our outstanding common stock.  If you approve the Proposals, please mark the enclosed written consent form to evidence “CONSENT”, sign and date the written consent form and return to us.

Please mail or fax the enclosed written consent to us no later than June 21, 2010 at:

China VoIP & Digital Telecom, Inc.
11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd,
High-tech Industrial Development Zone, Jinan,China 250101
Fax:86-531-88876660

THE CONSENT PROCEDURE

General

As discussed in more detail in this consent solicitation statement, we are asking our stockholders to approve the following proposals:

1.	An amendment to the Company’s articles of incorporation changing the name of the Company to China Intelligence Information Systems Inc.;
2.	The nomination of 7 directors to our Board of Directors, who will each serve until our next Annual Meeting of Shareholders or until their successors has been elected and qualified;
3.
The adoption of the Amended and Restated Articles of Incorporation (“Restated Articles”) to increase the number of authorized shares of common stock from seventy-five million (75,000,000) shares to two hundred and fifty million (250,000,000) shares;

4.	The ratification of the appointment of Kabani & Company Inc. Certified Public Accountants as our independent registered public accounting firm for the fiscal year ended December 31, 2010.

Our board of directors approved the above mentioned proposals on January 28, 2010, the effectiveness of which is conditioned upon our stockholders’ approval.

Voting; Record Date; Vote Required

Only holders of record of our common stock on the Record Date will be entitled to consent to the Proposals.  On the Record Date there were 54,008,000 shares of our common stock, par value $0.001 issued and outstanding.  Each share of our common stock is entitled to one vote on the Proposals.

The Proposals will be approved by our stockholders if we receive the written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date.  A written consent form that has been signed, dated and delivered to us with the “CONSENT” box checked will constitute consent for the Proposals.  A written consent form that has been signed, dated and delivered to us with the “WITHOLD CONSENT” or “ABSTAIN” boxes checked or without any boxes checked will be counted as a vote against the Proposals.

Consents, once dated, signed and delivered to us, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to us before the time that we have received written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date.

Written consents, a form of which is enclosed, may be delivered to us via facsimile to 86-531-88876660 or mailed to the following address:

China VoIP & Digital Telecom, Inc.
11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd,
High-tech Industrial Development Zone, Jinan,China 250101

Expense of Consent Solicitation

We will pay the expenses of soliciting the consents and the cost of preparing, assembling and mailing material in connection therewith.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners.  We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners.  Original solicitation of consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our directors, officers and regular employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers, directors and director designees, and (iii) the Company’s executive officers, directors and director designees as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Shares Outstanding
Li Kunwu	6,200,000	11.98%
Wang Qinghua	6,200,000	11.98%
Xu Yinyi	2,880,000	5.56%
Jiang Yanli	200,000	0.39%

All directors and executive officers as a group (7 persons)	15,480,000	29.91%

(1)	Unless otherwise noted, each beneficial owner has the same address as the Company.

(2)
"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of February 15, 2010.  Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names.  Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act.  Pursuant to the rules of the Securities and Exchange Commission, referred to in this Information Statement as the SEC, certain shares of common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE THE NAME OF THE COMPANY TO CHINA INTELLIGENCE INFORMATION SYSTEMS INC.

On January 28, 2010, the Company’s board of directors adopted a resolution declaring it advisable to amend the Company’s articles of incorporation to change the name of the Company to China Intelligence Information Systems Inc.

Purpose of Changing the Name of the Company

In July 2009, the Government of China blocked all Voice-over Internet Protocol (“VoIP”) services operating in China.  Consequently, the Company has discontinued its VoIP and telecommunications businesses to focus on its virtualization business.

As a result of the Government of China blocking all VoIP related services, the Company’s operations are now focused in the development and promotion of Virtualization Solutions in China; therefore, the Company’s board of directors believes that it is in the Company’s best interest to have the Company change its name to a name that more accurately reflects the business and operations of the Company.

Effective Date of the Amendment

If the Proposal is approved by our stockholders, the name change of the Company will become effective at the time and date which the board of directors determines.

Dissenters’ Right of Appraisal

Under Nevada law and the Company’s articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed amendment to change the name of the Company, and no stockholder is entitled to appraisal of or payment for their shares of Common Stock pursuant to such name change.

Required Vote

Approval of the amendment of the Company’s articles of incorporation to change the Company name requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.  As a result, abstentions and broker non-votes will have the same effect as negative votes.

Board of Directors Recommendation

Our board of directors recommends that our stockholders giver their “CONSENT” to this Proposal.

ACTION II

ELECTION OF DIRECTORS
VOTING INFORMATION AND NOMINEES FOR ELECTION

Each director to be elected on the effective date of the written consent executed by a majority in interest of our Common Stock holds office until the next annual meeting of stockholders or until his successor is elected and qualified. At present, our bylaws provide for not less than one director. Currently, we have seven members serving on our Board of Directors. The bylaws permit the Board of Directors to fill any vacancy and any such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. There are no family relations among any of our executive officers or directors. Our officers devote all required business time to our operations.

The Registrant defines the Independence of Directors using the definition of independent director contained under Rule 4200 (a)(15) of the National Association of Securities Dealers.  As such, the Registrant has determined that Kan Kaili is the independent directors as defined by Rule 4200 (a)(15) of the National Association of Securities Dealers.

None of the director nominees or executive officers of the Registrant have been involved in the past 10 years in any legal proceedings that are material to an evaluation of their ability or integrity as otherwise required to be disclosed pursuant to Item 401 of Regulation S-K.

Directors are elected by a plurality of the votes cast, in person or represented by proxy. Holders of a majority in interest of our outstanding Common Stock have executed a written consent electing each of the director nominees as directors. We have no reason to believe that any nominee will be unable to serve.

DIRECTORS AND EXECUTIVE OFFICERS
BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTOR

Li Kunwu : Chairman of the Board, President and CEO

Mr. Li has been President, CEO and Chairman of China VoIP & Digital Telecom since 2002. Prior to that, Mr. Li was the Financial Director of one of the largest state-owned enterprises in China for over 10 years. Mr. Li is a CPA in the PRC, with experience serving as a Financial Controller in large-scale state-owned enterprises for more than fifteen years. He holds degrees in economics, management/finance, and accounting from Shandong University.

Mr. Li’s background as Financial Manager and CPA in the People Republic of China makes him an ideal candidate to lead this Company in the execution of its business plan.  As a financial expert, Mr. Li understands the needs for strong financial controls and financial management in building strong companies.

Wang Qinghua: Director & General Manager of Jinan Yinquan

Mr. Wang has been the Managing Director and Chief Technology Officer of the Company since August 2001.  He is also the key founder of the Jinan Yinquan a wholly-owned subsidiary of China VoIP & Digital Telecom.  Mr. Wang is an expert in the areas of software, system integration, network communication, and project management.  Prior to foundation of the Company, Mr. Wang severed as a CEO of Shandong Meigao Electronics Project Co., Ltd. Mr. Wang also served as Vice President, Senior Engineer and other positions in other IT companies.

Mr. Wang’s strong technical background and executive management experience makes him a strong and valuable candidate as Director of the Company.

Dong Shile : Director & General Manager of BPUT
Mr. Shile Dong, has been a director of China VoIP & Digital Telecom since May 2008.  Prior to BPUT, a wholly owned subsidiary of the Registrant,  Mr. Dong served as Project Manager of Siemens (China) Ltd. from 2001 to 2004.  He also has working experience as an Engineer in Canada Perspective Technologies Co., Ltd. and China Storage and Transport Group. Mr. Dong holds a master degree in economics from Peking University where he graduated in 2005.

Mr. Dong’s strong educational background as well as technical experience makes him a strong candidate to sit on the Company’s board.  His skill set can contribute greatly to the growth of the Company.

Qi Dawei : Director & CTO
Mr. Qi Dawei serves as a Director and CTO of China VoIP & Digital Telecom Inc. since May 2008. From 2006 to 2007, Mr. Qi served as Human Resource Director of Beijing Meiji Branch of Nestle China.  He was also a Data Analyst of System Architecture Development in Microsoft Australia.  Mr Qi graduated from La Trobe University, Australia with three bachelor degrees in Artificial Intelligence, Public Relations and General Psychology in 2005.

Mr. Qi’s strong background in VMware products makes him a valuable asset for the Company’s board as it transitions from a VoIP service provider to an industry leader in the implementation of virtualization solutions.

Kan Kaili : Independent Director

Professor Kan has been a director with the Registrant since August 2007. Professor Kan earned a Doctorate degree from Stanford University, currently serves as the Professor of Beijing University of Posts and Telecommunications. He is a director of China's Information Industry Policy and Development Institute and Commissioner of the Advisory Commission for China's Telecommunications Act.  He formally served as a strategy consultant on telecommunications policies and development of the World Bank.  His primary areas of concentration are policies of telecommunications and the information industry as well as business management strategy.

Professor Kan’s educational background as well and his experience in developing strategies that can be implemented nationwide make him a strong candidate to sit on the Company’s board of directors.

Xu Yinyi:  Director

Mr. Xu has served as the Director of the Company since November 2004.  He is currently the Chairman and CEO of Shanghai Nanzheng Industry Co. Ltd.  He was the CEO of China Southern Security Corporation Qingdao Branch.  Prior to that, he served as CEO of Shandong Luye Group Ltd.  He also served as the Chief Representative of Foreign Trade Section of Jinan Government in Shanghai.

Mr. Xu’s experience a corporate executive makes him a valuable asset to the Company as it continues its transition to an industry leader in the virtualization industry.

Jiang Yanli : Director

Mr. Jiang has served as Director of the Company since August 2004.  He is also the only member of the audit committee of the Company. Mr Jiang has a master's degree in finance management and consultation with more than twenty years of experience. He is currently serving for numerous state and private owned organizations including the commissioner of CPPCC Shandong Province, the vice-chairman of China International Commercial Chamber Qingdao Chamber, executive commissioner of Qingdao Industry & Commerce League, vice-president of Qingdao Professional Manager Association and vice-chairman of Qingdao Internal Audit Association . In 2005, Mr Jiang was honored with the “100 Faithful Stars of China Economy” award for his service to China and its economy.  Mr. Jiang has published more than 40 economic and financial thesis and has written articles for newspapers and magazines, including the state, provincial and civic.

Mr. Jiang’s experience in financial management make him a strong candidate to serve on the Company’s board of directors.

No bankruptcy petition has been filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

No director or nominee has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

No director or nominee has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No director or nominee has been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

Each of the individuals nominated as director comes with either a technology background or a financial background.  All of our nominees have strong education backgrounds.  The Company believes that the combination of education and professional experience of each of these individuals qualifies them to act effectively as a member of our board of directors.

Executive Compensation

SUMMARY COMPENSATION TABLE

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other	Restricted Stock Awards	Securities Underlying Options/ SAR	LTIP Payouts	All other compensation
Li Kunwu	2009	$35,000	-	-	-	-	-	-
CEO	2008	$15,000	-	-	-	-	-	-
	2007	$15,000	-	-	-	-	-	-

Wang Qinghua	2009	$30,000	-	-	-	-	-	-
GM of Yinquan	2008	$14,000	-	-	-	-	-	-
	2007	$14,000	-	-	-	-	-	-

Dong Shile	2009	$30,000	-	-	-	-	-	-
GM of BPUT	2008	$14,000	-	-	-	-	-	-

Qi Dawei	2009	$30,000	-	-	-	-	-	-
CTO	2008	$14,000	-	-	-	-	-	-

Directors Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Li Kunwu	0	-	-	-	-	0
Kan Kaili	0	-	-	-	-	0
Wang Qinghua	0	-	-	-	-	0
Xu Yinyi	0	-	-	-	-	0
Jiang Yanli	0	-	-	-	-	0
Dong Shile	0					0
Qi Dawei	0					0

Employment Agreements

The Company executed a labor contract with Mr. Li Kunwu for a term of 5 years. Specifically, the contract was effective January 3, 2007 and expires on January 2, 2012. The annual salary is $35,000.

The Company executed a labor contract with Mr. Wang Qinhua for a term of 5 years. Specifically, the contract was effective June 1, 2006 and expires on May 31, 2011. The annual salary is $30,000.

The Company executed a labor contract with Mr. Dong Shile for a term of 5 years. Specifically, the contract was effective May 18, 2008 and expires on May 17, 2013. The annual salary is $30,000.

The Company executed a labor contract with Mr. Qi Dawei for a term of 5 years. Specifically, the contract was effective May 18, 2008 and expires on May 17, 2013. The annual salary is $30,000.

The Company does not compensate its independent directors.

Nominating Process

The Company’s board of directors does not have a formal nominating committee.  Therefore, the Company depends on the members of its board of directors to identify potential candidates to sit on its board.  Furthermore, the board does not have a formal nominating policy in place to consider diversity among its board nominees.

Board Leadership Structure

Mr. Li Kunwu serves as the Company’s Chairman of the board as well as its Principal Executive Officer. The Company believes that this structure is appropriate for the current size of its operations.  Mr. Li is uniquely situated as Chairman and Principal Executive Office to provide the strategic vision for the Company.  The Company has one Independent director, Kan Kaili.  Mr. Kan does not have any specific tasks as an independent director.

All members of the Company’s board of directors participate in executing the strategic vision of the Company by regularly communicating with each other and seeking strategic opportunities for growth.  The Company believes that this leadership structure is appropriate for a Company of its size.

Board of Directors Recommendation

Our board of directors recommends that our stockholders giver their “CONSENT” to this Proposal

ACTION III

TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 250,000,000

RESTATED ARTICLES OF INCORPORATION

GENERAL

The Company's current Articles of Incorporation provides for an authorized capitalization consisting of 75,000,000 shares of common stock, $.001 par value per share, and 0 shares of preferred stock, $.001 par value per share. As of April 19, 2010, there were 54,008,000 shares of Common Stock outstanding.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company only has common classes of voting stock outstanding.

Section 78.320 of the NRS provides in substance that, unless the Company’s Articles of Incorporation provides otherwise, shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Restated Articles of Incorporation will become effective upon receipt of the affirmative vote of at least a majority of the outstanding shares has been obtained.  Upon receipt of the affirmative vote of at least a majority of the outstanding shares, the board of directors will file the Restated Articles of Incorporation with the State of Nevada no later than June 30, 2010.

PURPOSES AND EFFECT OF THE CHANGES

Background

The procedure and requirements to effect an amendment to the articles of incorporation of a Nevada corporation are set forth in Section 78.390 of the Nevada Revised Statutes, which provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual meeting or a special meeting and must be approved by a majority of the outstanding voting securities.

Our Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to China VoIP & Digital Telecom’s Articles of Incorporation to increase the authorized shares of Common Stock from 75,000,000 shares to 250,000,000 shares.

Current Number of Authorized Common Shares and Shares Required to be Reserved

As of the Record Date, 54,008,000 shares of Common Stock were outstanding.
There is no issued and outstanding share of Preferred Stock.

Number of shares issued and authorized prior to the proposed increase

Issued and outstanding                                                      54,008,000
Number of shares authorized                                                      75,000,000

Number of shares issued and authorized after the proposed increase

Issued and outstanding                                                      54,008,000
Number of shares authorized                                                      250,000,000

There are currently no shares that are reserved for issuance.

Number of unreserved shares available for issuance prior to the proposed increase: 20,992,000.
Number of unreserved shares available for issuance after the proposed increase: 195,992,000.

Reasons for Authorizing Additional Shares of Common Stock

By increasing our authorized shares of Common Stock, we will have more than a sufficient number of shares of stock available for future actions, including future fund-raising activities or acquisitions.

There are no current arrangements to issue additional shares of common stock and no acquisitions that are currently planned.

Increasing our number of authorized shares of Common Stock will also allow our Board flexibility to act promptly in issuing stock to meet our future business needs, which may include:
•	Paying existing creditors,
•	Financing transactions to improve our financial and business position,
•	Stock splits or stock dividends,
•	Acquisitions and mergers,
•	Recruiting employees and executives,
•	Employee benefit plans, and
•	Other proper business purposes.

However, we cannot make any assurances, nor can the Board predict, what effect, if any, the proposed increase in the number of authorized shares of Common Stock will have on the market price of our Common Stock.

If additional shares are readily available, our Board of Directors will be able to act quickly without spending the time and incurring the expense of soliciting proxies and holding additional shareholders' meetings. The Board, however, may issue additional shares of Common Stock and Preferred Stock without action on the part of the shareholders only if the action is permissible under Nevada law, and only if the rules of the exchange on which the Common Stock is listed permit those issuances.

Moreover, the additional authorized shares of Common Stock may be used to discourage persons from attempting to gain control of China VoIP & Digital Telecom, Inc. by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management. These shares could also be used by the Board of Directors in a public or a private sale, merger or similar transaction by increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of China VoIP & Digital Telecom, Inc.   We are not currently aware of any effort to obtain control of China VoIP & Digital Telecom, Inc. and have no plans to use the new shares for purposes of discouraging any such effort. Issuing any additional shares of our Common Stock or possibly our Preferred Stock would dilute our current shareholders' interests in China VoIP & Digital Telecom, Inc.

An Overview of Our Common Stock

The following summarizes the rights of holders of our Common Stock:
•	Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by our Shareholders generally, including the election of directors;
•	There are no cumulative voting rights;
•
The holders of our Common Stock are entitled to dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, if any;

•
upon our liquidation, dissolution or winding up, the holders of shares of Common Stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

•	The holders of Common Stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

What are the Effects on China VoIP & Digital Telecom Inc. Shareholders With Regard to this Amendment Change?

It will not be necessary for you to surrender your share certificates upon approval of the proposed increase in the number of authorized shares. Rather, when share certificates are presented for transfer or other reasons, new share certificates bearing the new amount of authorized shares will be set on the certificates.

Board of Directors Recommendation

Our board of directors recommends that our stockholders giver their “CONSENT” to this Proposal

ACTION IV

TO RATIFY OUR APPOINTMENT OF KABANI & COMPANY INC. CERTIFIED PUBLIC ACCOUNTANTS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Board of Directors has selected Kabani & Company Inc. Certified Public Accountants to serve as our independent registered public accountants for the fiscal year ending December 31, 2010 and recommends that our Shareholders vote for to ratify their appointment.

Our Board of Directors approves appointing our auditors annually and subsequently submits ratifying the selection of Kabani & Company Inc. Certified Public Accountants as our independent registered public accountants for the fiscal year ending December 31, 2010.

Audit Fees
The aggregate fees billed for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2008 were $52,000 and $63,000 respectively.

Audit Related Fees
The Company incurred no fees during the last two fiscal years for assurance and related services by the Company’s principal accountant that were reasonably related to the performance of the audit of the Company’s financial statements.

Tax Fees
The Company incurred no fees during the last two fiscal years for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning.

All Other Fees
The Company incurred no other fees during the last two fiscal years ended December 31, 2009 and 2008.

As the Company is soliciting consents in lieu of a meeting, representatives of the independent registered public accountants will not be available to make a statement or answer questions.

Board of Directors Recommendation

Our board of directors recommends that our stockholders giver their “CONSENT” to this Proposal

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Other than as described below, for the fiscal year ended December 31, 2009, there were no transactions with related persons required to be disclosed in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd, High-tech Industrial Development Zone, Jinan,China 250101, or by calling the Company at 86-531-55585742.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Li Kunwu
Name:  Li Kunwu
Title:    President and Chief Executive Officer

May 20, 2010

WRITTEN CONSENT SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
OF CHINA VOIP & DIGITAL TELECOM, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED

The undersigned, without the formality of convening a meeting, does hereby consent with respect to all of shares of common stock of China VoIP & Digital Telecom held by the undersigned to the adoption of the proposal set forth below:

PROPOSAL I - AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO CHINA INTELLIGENCE INFORMATION SYSTEMS INC..

[MARK ONLY ONE OF THE FOLLOWING THREE BOXES]

[   ] CONSENT/FOR
[   ] WITHOLD CONSENT/ AGAINST
[   ] ABSTAIN

PROPOSAL II – ELECTION OF DIRECTORS

[MARK ONLY ONE OF THE THREE BOXES FOR EACH CANDIDATE]

Li Kunwu                                                      [   ] CONSENT/FOR
[   ] WITHOLD CONSENT/AGAINST
[   ] ABSTAIN

Wang Qinghua                                                                [   ]CONSENT/FOR
[   ]WITHOLD CONSENT/AGAINST
[   ]ABSTAIN

Dong Shile                                                      [   ]CONSENT/FOR
[   ]WITHOLD CONSENT/AGAINST
[   ]ABSTAIN

Qi Dawei                                                      [   ]CONSENT/FOR
[   ]WITHOLD CONSENT/AGAINST
[   ]ABSTAIN

Kan Kaili                                                      [   ]CONSENT/FOR
[   ]WITHOLD CONSENT/AGAINST
[   ]ABSTAIN

Xu Yinyi                                                      [   ]CONSENT/FOR
[   ]WITHOLD CONSENT /AGAINST
[   ]ABSTAIN

Jiang Yanli                                                      [   ]CONSENT/FOR
[   ]WITHOLD CONSENT/AGAINST
[   ]ABSTAIN

PROPOSAL III - TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 250,000,000

[MARK ONLY ONE OF THE FOLLOWING THREE BOXES]

[   ] CONSENT/FOR
[   ] WITHOLD CONSENT/ AGAINST
[   ] ABSTAIN

PROPOSAL IV - TO RATIFY OUR APPOINTMENT OF KABANI & COMPANY INC. CERTIFIED PUBLIC ACCOUNTANTS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

[MARK ONLY ONE OF THE FOLLOWING THREE BOXES]

[   ] CONSENT/FOR
[   ] WITHOLD CONSENT/ AGAINST
[   ] ABSTAIN

The undersigned represents that the undersigned owns the following number of shares of common stock of China VoIP & Digital Telecom, Inc. (please insert number):__________________________.

Please sign exactly as the name or names appear on your stock certificate(s).  If the shares are issued in the names of two or more persons, all such persons should sign the consent form.  A consent executed by a corporation should be signed in its name by its authorized officers.  Executors, administrators, trustees and partners should indicate their titles when signing.

Date:                                           ______________________________
Stockholder Name (printed):                                                      ______________________________
Signature:                                           ______________________________
Title (if applicable):                                           ______________________________
Signature (if held jointly):                                           ______________________________
Title (if applicable):                                           ______________________________

IMPORTANT: PLEASE COMPLETE, SIGN AND DATE YOUR WRITTEN CONSENT PROMPTLY AND FAX IT TO __________________ OR RETURN IT TO:

CHINA VOIP & DIGITAL TELECOM INC.
11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd,
High-tech Industrial Development Zone, Jinan,China 250101